Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

April 21, 2003

American Community Bancshares, Inc. Announces Earnings for the Quarter Ended March 31, 2003

Monroe, North Carolina, – Randy P. Helton, President and Chief Executive Officer of American Community Bancshares, Inc. (stock NASDAQ SmallCap: ACBA; stock warrants NASDAQ SmallCap: ACBAW) the holding company for American Community Bank, announced sharply higher unaudited pre-tax earnings for the three months ended March 31, 2003 of $414,000 or a 106.0% increase over pre-tax earnings for the three months ended March 31, 2002 of $201,000. Net income after tax for the three months ended March 31, 2003 was $263,000 compared to $258,000 for the three months ended March 31, 2002. Earnings per share (diluted) for the three months ended March 31, 2003 decreased to $0.09 compared to $0.14 for the three months ended March 31, 2002. The decrease in per share earnings was principally attributable to the issuance of 1,000,500 shares of common stock in the second quarter of 2002. The annualized return on average assets for the quarter was 0.48%, with a return on average equity of 4.61%. Due to adjustments to the valuation allowance associated with deferred income tax assets, the Company recognized a $57,000 income tax benefit for the three months ended March 31, 2002. The Company became fully taxable in 2003.

Total assets at March 31, 2003 were $231.7 million, with loan and lease receivables of $173.9 million, deposits of $182.6 million and stockholders’ equity of $23.0 million. Total assets increased 19.6% or $38.0 million, from March 31, 2002, loan and lease receivables increased 20.5% or $29.6 million, and deposits increased 10.7% or $17.7 million.

The allowance for loan losses represented 1.22% of total loans at March 31, 2003. Non-performing loans totaled $58,000 or 0.03% of loans at March 31, 2003 compared to $795,000 or 0.55% of loans at March 31, 2002, a $737,000 or a 93% decrease. Non-performing assets (which includes foreclosed real estate and repossessed assets) totaled $356,000 at March 31, 2003 and represented 0.15% of total assets compared to $1,030,000 or 0.53% of total assets at March 31, 2002, a $674,000 or 65% decrease.

Net interest income for the quarter ended March 31, 2003 totaled $1,764,000, an increase of 32.4% over the $1,332,000 for the quarter ended March 31, 2002. Quarter-end results also include a $234,000 or 52.5% increase in non-interest income from $446,000 for the three months ended March 31, 2002 to $680,000 for the three months ended March 31, 2003. In addition, operating expenses increased $229,000 or 16.0% from $1,436,000 for the three months ended March 31, 2002 to $1,665,000 for the three months ended March 31, 2003, primarily as a result of an increase in compensation and occupancy costs due to the opening of three new branch facilities.

Significant events during the first quarter of 2003 included:

•	Paid our first annual cash dividend in the amount of $0.08 per share

•	Opened our eighth branch in the SouthPark area of Charlotte

•	Added two new Board members- Peter A. Pappas joined the Bancshares board and David L. Guilford joined the Bank board

•	Added two new employees – Doug Sutherland (Chief Credit Administrator) and Ellie McIntire (Small Business Lender)

American Community Bank opened in November 1998 and primarily serves the Union and Mecklenburg county markets. The Bank provides a wide assortment of traditional banking and financial services offered with a high level of personal attention. The Bank’s website is www.americancommunitybank.com. American Community Bancshares stock is traded on the NASDAQ SmallCap market under the symbol ACBA with stock warrants traded under ACBAW. American Community Bancshares, Inc. is a full service community bank with offices in Monroe (3), Charlotte (2), Indian Trail, Marshville and Mint Hill, North Carolina.

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Balance Sheets

	March 31,
	2003	2002
Assets
Cash and due from banks	$5,444	$5,606
Interest-earning deposits with banks	11,822	28,818
Investment securities	33,323	10,122

Loans	173,938	144,378
Allowance for loan losses	(2,129)	(1,848)

Net loans	171,809	142,530

Accrued interest receivable	980	786
Bank premises and equipment	4,863	4,209
Foreclosed real estate	94	235
Federal Home Loan Bank stock	800	450
Other assets	2,611	1,030

Total assets	$231,746	$193,786

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$24,011	$19,167
Interest bearing	158,619	145,806

Total deposits	182,630	164,973

Borrowings	25,019	14,203
Accrued expenses and other liabilities	1,069	708

Total liabilities	208,718	179,884

Total stockholders’ equity	23,028	13,902

Total liabilities and stockholders’ equity	$231,746	$193,786

Ending shares outstanding	2,824,376	1,823,876
Book value per share	$8.15	$7.62
Equity to total assets	9.94%	7.17%

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Income Statements

	Three Months Ended March 31,
	2003	2002
Total interest income	$3,030	$2,712
Total interest expense	1,266	1,380

Net interest income	1,764	1,332

Provision for loan losses	365	141

Net interest income after provision for loan losses	1,399	1,191

Non-interest income
Service charges on deposit accounts	467	235
Mortgage banking operations	140	126
Other	73	85

Total non-interest income	680	446

Non-interest expense
Salaries and employee benefits	854	690
Occupancy and equipment	297	270
Other	514	476

Total non-interest expense	1,665	1,436

Income before income taxes	414	201
Provision (benefit) for income taxes	151	(57)

Net income	$263	$258

Net income per share
Basic	0.09	0.14
Diluted	0.09	0.14

Weighted average number of shares outstanding
Basic	2,824,376	1,820,697
Diluted	2,829,897	1,820,697

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Balance Sheet

	March 31, 2003	December 31, 2002 (a)	September 30, 2002	June 30, 2002	March 31, 2002
Assets
Cash and due from banks	$5,444	$12,183	$3,819	$6,229	$5,606
Interest-earning deposits with banks	11,822	4,655	27,612	10,327	28,818
Investment securities	33,323	27,465	17,559	28,595	10,122

Loans	173,938	165,366	154,067	147,949	144,378
Allowance for loan losses	(2,129)	(2,375)	(2,005)	(2,057)	(1,848)

Net loans	171,809	162,991	152,062	145,892	142,530

Accrued interest receivable	980	955	938	979	786
Bank premises and equipment	4,863	4,639	4,639	4,385	4,209
Foreclosed real estate	94	446	384	253	235
Federal Home Loan Bank stock	800	450	450	450	450
Other assets	2,611	1,321	1,350	947	1,030

Total assets	$231,746	$215,105	$208,813	$198,057	$193,786

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$24,011	$22,062	$21,189	$18,650	$19,167
Interest bearing	158,619	152,253	149,717	142,199	145,806

Total deposits	182,630	174,315	170,906	160,849	164,973

Borrowings	25,019	16,781	14,205	14,203	14,203
Accrued expenses and other liabilities	1,069	933	1,094	701	708

Total liabilities	208,718	192,029	186,205	175,753	179,884

Total stockholders’ equity	23,028	23,076	22,608	22,304	13,902

Total liabilities and stockholders’ equity	$231,746	$215,105	$208,813	$198,057	$193,786

Ending shares outstanding	2,824,376	2,824,376	2,824,376	2,824,376	1,823,876
Book value per share	8.15	8.17	8.00	7.90	7.62

(a)	Derived from audited financial statements

American Community Bancshares, Inc.

Consolidated Income Statements

(Amounts in thousands except per share data)

(Unaudited)

Three months ended	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002
Total interest income	$3,030	$2,962	$2,941	$2,848	$2,713
Total interest expense	1,266	1,321	1,275	1,317	1,381

Net interest income	1,764	1,641	1,666	1,531	1,332

Provision for loan losses	365	367	192	215	141

Net interest income after provision for loan loss	1,399	1,274	1,474	1,316	1,191

Non-interest income
Service charges on deposit accounts	467	466	272	258	235
Mortgage banking operations	140	153	119	90	126
Realized gains on sale of securities	—	41	—	—	—
Other	73	56	62	67	85

Total non-interest income	680	716	453	415	446

Non-interest expense
Salaries and employee benefits	854	803	737	770	690
Occupancy and equipment	297	297	257	269	271
Other	514	510	544	444	475

Total non-interest expense	1,665	1,610	1,538	1,483	1,436

Income before income taxes	414	380	389	248	201
Provision (benefit) for income taxes	151	(47)	61	(39)	(57)

Net income	$263	$427	$328	$287	$258

Net income per share
Basic	$0.09	$0.15	$0.12	$0.10	$0.14
Diluted	$0.09	$0.15	$0.12	$0.10	$0.14

Weighted average number of shares outstanding
Basic	2,824,376	2,824,376	2,824,376	2,794,261	1,820,697
Diluted	2,829,897	2,824,376	2,824,376	2,800,885	1,820,697

Book value per share	$8.15	$8.17	$8.00	$7.90	$7.62

Return on average equity	4.61%	7.46%	5.84%	5.15%	7.51%
Return on average assets	0.48%	0.80%	0.65%	0.57%	0.55%

Net interest margin	3.47%	3.31%	3.36%	3.25%	3.05%

Allowance for loan losses to total loans	1.22%	1.44%	1.30%	1.39%	1.28%
Net charge-offs to avg loans (annualized)	1.44%	0.00%	0.66%	0.02%	0.08%
Nonperforming loans to total loans	0.03%	0.35%	0.47%	0.74%	0.55%
Nonperforming assets to total assets	0.15%	0.48%	0.54%	0.68%	0.53%